Exhibit 10.7

                             DEMAND PROMISSORY NOTE



$50,000                                            Dated as of October 29, 1998



              FOR VALUE RECEIVED, the undersigned, DOCTORS HEALTH, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY ON DEMAND to the order of GENESIS HOLDINGS, INC. (the "Lender") the aggregate principal amount of FIFTY THOUSAND AND 00/100 DOLLARS ($50,000) (the "Principal Amount") on the date of demand for payment of principal and interest hereunder and outstanding on such date of demand, in lawful money of the United States of America ("U.S. Dollars" or "$") and in same day funds; provided that in the absence of any demand by the Lender for payment hereof on or prior to November 15, 1998 (the "Maturity Date"), the Borrower hereby unconditionally promises to pay to the Lender such principal amount, and interest thereon to the date of payment, in such funds on the Maturity Date (or, if the Maturity Date shall fall on a day that is not a Business Day (as hereinafter defined), the next succeeding Business Day).

              The Borrower promises to pay interest on the unpaid Principal Amount from the date hereof until such principal amount is paid in full, at a rate (the "Interest Rate") initially equal to fifteen percent (15%) per annum payable in arrears on the date the Principal Amount shall be repaid in full; provided, however, that if and to the extent that any principal remains outstanding and unpaid hereunder after the Maturity Date, the Interest Rate shall automatically increase incrementally by an additional one percent (1%) commencing on the Maturity Date and every two weeks thereafter with respect to any such outstanding and unpaid principal effective as of such date; provided; further; that the Interest Rate shall not exceed the maximum rate permitted by law. Upon the occurrence and during the continuance of a Default, the Borrower shall pay interest on (i) the unpaid Principal Amount owing to the Lender and
(ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full and on demand, at a rate per annum equal at all times to the higher of twenty percent (20%) per annum or the applicable Interest Rate required to be paid thereon pursuant to the preceding sentence.

              If, and only if, the Lender purchases equity securities issued by the Borrower after the date of this Note for an aggregate purchase price in excess of the outstanding Principal Amount and any accrued but unpaid interest thereon, it is the Lenders present intent that this Note shall be canceled simultaneously with the consummation of such purchase and the then- outstanding Principal Amount and any accrued but unpaid interest thereon shall be credited against (and subtracted from) the aggregate purchase price payable by the Lender for such equity securities. The Borrower hereby acknowledges and agrees that the foregoing sentence reflects the Lender's present intention only and does not constitute any agreement, understanding, obligation or commitment of any kind on the part of the Lender to make any equity or other investment in the Borrower of any kind and that any determination to make any future equity investment in the Borrower shall be in the sole and absolute discretion of Lender. This paragraph


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does not amend or modify any of the terms of this Note, including, without limitation, any provisions regarding payment of any amounts due hereunder, all of which terms shall remain in full force and effect as set forth herein.

              The Events of Default contained in Article IV hereof are intended only to establish an expected course of conduct of the parties hereto, and shall in no event be construed as a limitation of the rights of the Lender with respect to this Note, including the absolute right of the Lender to demand payment in full of the outstanding Principal Amount, together with interest accrued thereon, and all other amounts due and payable by the Borrower hereunder at any time and for any reason whatsoever.



                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

              SECTION 1.01. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              "Affiliate" means, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a person means the possession, direct or indirect, of the power to vote 5% or more of the voting stock of such person or to direct or cause the direction of the management and policies of such person, whether through the ownership of voting stock, by contract or otherwise.

              "Business Day" means any day other than Saturday, Sunday, or a day that banks are closed in New York City.

              "Debt" of any person means (a) all indebtedness of such person for borrowed money, (b) all obligations of such person for the deferred purchase price of property or services (other than trade or accounts payable not overdue by more than 60 days incurred in the ordinary course of such person's business), (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capitalized leases, (f) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities, (g) all Debt of others referred to in clauses (a) through (f) above or clause (h) below guaranteed directly or indirectly in any manner by such person, or in effect guaranteed directly or indirectly by such person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor


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(including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (h) all Debt referred to in clauses (a) through (g) above of another person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Debt.

              "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

              "GAAP" means generally accepted accounting principles as applied in the preparation of the Borrower's financial statements.

              "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

              "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Debt or capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a person that is not an Affiliate of such person and are properly attributable to such transaction or to the asset that is the subject thereof.

              "Subsidiary" of any person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such person, by such person and one or more of its other Subsidiaries or by one or more of such person's other Subsidiaries.

              "Termination Date" means the earliest of (i) the date the Lender has made a demand for payment hereunder, (ii) the Maturity Date, (iii) the occurrence of an Event of Default, and (iv) the date the Borrower closes a debt or equity financing of an amount in excess of $5,000,000.


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              SECTION 1.02. COMPUTATION OF TIME PERIODS.  In this Note in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

              SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.



                                   ARTICLE II

                                    PAYMENT

              SECTION 2.01. PREPAYMENTS. (a) Optional. The Borrower may, upon at least two Business Days' notice to the Lender stating the proposed date and principal amount of the prepayment, and if such notice is given the Borrower shall, prepay this Note in whole with accrued interest to the date of such prepayment on the amount prepaid, but without premium or penalty.

                   (b) Mandatory.  (i) The Borrower shall repay to the Lender, upon the Termination Date, the aggregate outstanding Principal Amount plus accrued interest to the date of such repayment on the amount repaid.

                       (ii) The Borrower  shall, on the date of receipt of the
              Net Cash Proceeds by the Borrower or any Subsidiary of the Borrower from (x) the sale, lease, transfer or other disposition of any assets of the Borrower or any Subsidiary of the Borrower,
              (y) the incurrence or issuance by the Borrower or any Subsidiary of the Borrower of any Debt, (z) the sale or issuance by the Borrower or any Subsidiary of the Borrower of any capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights or options to acquire capital stock or other ownership or profit interest, apply 100% of such Net Cash Proceeds (or such lesser amount as may be required to pay in full the Principal Amount of this Note and all interest accrued thereon to the date of payment) to the prepayment of the outstanding Principal Amount of this Note and all interest accrued on the amount prepaid.

              SECTION 2.02. PAYMENTS AND COMPUTATIONS. (a) The Borrower shall make each payment hereunder, irrespective of any right of counterclaim or set-off, not later than 2:00 P.M. (New York City time) on the day when due in U.S. Dollars to the Lender by wire transfer in same day funds to the account designated by Lender at least one Business Day prior to the date when payment hereunder is due.

                   (b) All computations of interest shall be made by the Lender on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                   (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding


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         Business  Day, and such extension of time shall in such case be included in the computation of payment of interest.

              SECTION 2.03. TAX. (a) Any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender,
         (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.03) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
         (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                   (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Note (hereinafter referred to as "Other Taxes").

                   (c) The Borrower shall indemnify the Lender for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.03, imposed on or paid by the Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Lender makes written demand therefor.

                   (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Lender, at its address referred to in Section 5.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder by or on behalf of the Borrower if the Borrower determines that no Taxes or Other Taxes are payable in respect thereof, upon request the Borrower shall furnish an opinion of counsel acceptable to the Lender stating that such payment is exempt from Taxes or Other Taxes.

                   (e) Without prejudice to the survival of any other agreement with the Borrower hereunder, the agreements and obligations contained in this Section 2.03 shall survive the payment in full of any amounts due hereunder.



                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTEES

              SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:


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                   (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

                   (b) The execution, delivery and performance by the Borrower of this Note and the consummation of the transactions contemplated hereby are within the Borrower's corporate powers, have been duly authorized by all necessary corporate and stockholder action, and do not (i) contravene the Borrower's charter or by-laws, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower or any of its Subsidiaries or any of their material properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the material properties of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to have a material adverse effect on (x) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its material Subsidiaries, (y) the rights and remedies of the Lender under the Borrower or (z) the ability of the Borrower to perform its obligations hereunder.

                   (c) No  authorization  or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required for the due execution, delivery and performance by the Borrower of this Note or any other transaction contemplated hereby.

                   (d) This Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                   (e) Neither the Borrower nor any of its Subsidiaries is an
              "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the borrowing of any funds hereunder nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such act or any rule, regulation or order of the Securities and Exchange Commission thereunder.



                                   ARTICLE IV

                               EVENTS OF DEFAULT

              SECTION 4.01. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing, which events are listed for purposes of illustration only and shall not be construed to limit in any way the absolute right of the Lender to demand payment in full of the outstanding Principal Amount, together with interest accrued thereon, and


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all other amounts due and payable by the Borrower hereunder at any time and for any reason whatsoever:

                   (a) (i) the Borrower  shall fail to pay any portion of the
              Principal  Amount when the same shall become due and payable or
              (ii) the Borrower shall fail to pay any interest on any portion of the Principal Amount when the same becomes due and payable; or

                   (b) the Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (b);

then, and in any such event, without prejudice to the right of the Lender to demand payment of the outstanding Principal Amount at any time for any reason, the Lender may by notice to the Borrower, declare this Note, all interest thereon and all other amounts payable hereunder to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that if an Event of Default described in Section 4.01(b) shall occur, this Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.



                                   ARTICLE V

                                 MISCELLANEOUS

              SECTION 5.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

              SECTION 5.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable


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communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at 10451 Mill Run Circle, 10th Floor, Owings Mills, Maryland 21117, Attention: Chief Financial Officer, Facsimile (410) 654-5806; and if to the Lender, Genesis Holdings, Inc., 148 West State Street, Kennett Square, Pennsylvania 19348, Attention: Rick Howard, Facsimile (610) 444-4483, with a copy to Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W. Washington, D.C. 20004, Attention Michael C. Williams, Facsimile (202) 637-5910; or as to each such party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

              SECTION 5.03. ASSIGNMENTS. The Lender may assign to one or more other entities all or a portion of its rights and obligations under this Note with the prior written consent of the Borrower, which consent shall not be unreasonably withheld.

              SECTION 5.04. NO WAIVER; REMEDIES. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

              SECTION 5.05. COSTS AND EXPENSES. (a) The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Note and any other instruments and documents to be delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Note. The Borrower further agrees to pay on demand all losses, costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note and any other instruments and documents delivered in connection herewith. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Note and any other instruments and documents delivered in connection herewith, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                   (b) The Borrower agrees to indemnify and hold harmless the Lender and each of its Affiliates and their officers, directors, stockholders, members, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Note, any of the transactions contemplated herein or the actual or proposed use of the proceeds of this Note, in each case whether or not such investigation, litigation or proceeding is brought


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         by the Borrower, its directors, shareholders or creditors or an
         Indemnified Party or any other person or any Indemnified Party is otherwise a party thereto, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's negligence or willful misconduct.

                   (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 5.05 shall survive the payment in full of principal, interest and all other amounts payable under this Note.

              SECTI0N 5.06. RIGHT OF SET-OFF. Upon the nonpayment of any amounts due hereunder after demand therefor, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all indebtedness or other obligations at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Note. The Lender agrees promptly to notify the Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 5.06 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender may have.

              SECTION 5.07. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

              SECTION 5.08. GOVERNING LAW. This Note shall be governed by the internal laws of the State of New York.

              SECTION 5.09. JURISDICTION, ETC. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or U.S. federal court sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note in the courts of any jurisdiction.

                   (b) The Borrower irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this
         Note in any New York State or U.S. federal court. The Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

              SECTION 5.10. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY


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ACTION,  PROCEEDING OR COUNTERCLAIM  (WHETHER BASED ON CONTRACT, TORT OR
OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

              SECTION 5.11. LIMITATION ON INTEREST. No provision of this Note shall require the payment or permit the collection of interest in excess of the maximum rate of interest which may be charged or collected by the Lender permitted by applicable law.

              SECTION 5.12. NON-RECOURSE. The Lender, by its acceptance of this Note, hereby agrees that no officer, director, shareholder (whether direct or indirect) or Affiliate of the Borrower shall have any obligation or liability with respect to this Note or any other document executed in connection herewith, and that the Lender's recourse shall be limited to the Borrower and its assets

              IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its officer thereunto duly authorized, as of the date first above written.



                                       DOCTORS HEALTH, INC.



                                       By /s/ James A. Gast
                                          _________________
                                          James A. Gast,
                                          Senior Vice President


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